UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 11, 2015
(Date of earliest event reported)

Qorvo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36801	46-5288992
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road, Greensboro, North Carolina 27409-9421
and
2300 N.E. Brookwood Parkway, Hillsboro, Oregon 97124
(Address of principal executive offices)
(Zip Code)

(336) 664-1233 and (503) 615-9000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2015, Michael J. Laber, Vice President and Corporate Controller and the principal accounting officer of Qorvo, Inc. (the “Company”), notified the Company of his decision to resign from his position with the Company effective July 10, 2015, in order to accept an offer to serve as Chief Financial Officer of another company. Mr. Laber’s decision is not the result of any disagreement with the Company, including with respect to any accounting-related policy or matter. The Company congratulates Mr. Laber, thanks him for his dedicated service and wishes him success in his future endeavors.

Effective as of Mr. Laber’s departure, Steven J. Buhaly, the Company’s Chief Financial Officer and Secretary, will serve as the Company’s principal accounting officer as that position relates to the Company’s filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Qorvo, Inc.

By:	/s/ Steven J. Buhaly
Steven J. Buhaly
Chief Financial Officer and Secretary

Date:    June 15, 2015